Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Atlas Corp.

We consent to the use of our report dated March 15, 2023 on the consolidated financial statements of Atlas Corp. (the “Entity”), which comprise the consolidated balance sheets of Atlas Corp. as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive income, shareholders’ equity and cumulative redeemable preferred shares, and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively, the “consolidated financial statements”), and our report dated March 15, 2023 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2022, each of which is included in the annual report on Form 20-F of the Entity for the fiscal year ended December 31, 2022.

We also consent to the incorporation by reference of such reports in the Registration Statements (Nos. 333-257967, 333-254536, 333-238178, 333-230524, 333-229312, 333-227597, 333-224288, 333-220176, 333-200639, 333-195571, and 333-180895) on Form F-3, the Registration Statement (No. 333-254537) on Form F-4, the Registration Statements (Nos. 333-151329, 333-202698 and 333-224291) on Form F-3D, and the Registration Statements (Nos. 333-173207, 333-189493, 333-200640, 333-212230, 333-222216, 333-239578 and 333-263872) on Form S-8 of Atlas Corp.

/s/ KPMG LLP

Chartered Professional Accountants

March 15, 2023
Vancouver,
Canada